Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
TPG Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Note #	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	1	Equity	Class A common stock, par value $0.001 per share	457(a)	53,004,985	$48.94	$2,594,063,966	0.00014760	$382,884

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

		Total Offering Amounts:					$2,594,063,966		$382,884

		Total Fees Previously Paid:

		Total Fee Offsets:

		Net Fee Due:							$382,884

Fee Note #	Fee Note text
1
Calculated pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $48.94, which is the average of the high and low prices of the shares of the Class A common stock on September 6, 2024 on the Nasdaq Global Select Market.